As filed with the Securities and Exchange Commission on August 10, 1998
                                                 Registration No. 333-60121

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                              AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              FOUR MEDIA COMPANY
            (Exact name of registrant as specified in its charter)



          DELAWARE                                     7819                                 95-4599440
(State or other jurisdiction of             (Primary Standard Industrial                  (I.R.S. Employer
incorporation or organization)               Classification Code Number)                 Identification No.)

                           2813 WEST ALAMEDA AVENUE
                          BURBANK, CALIFORNIA  91505
                                (818) 840-7000
   (Address, including ZIP code, and telephone number, including area code, of Registrant's Principal Executive Offices)


                               ROBERT T. WALSTON
                           2813 WEST ALAMEDA AVENUE
                          BURBANK, CALIFORNIA  91505
                                (818) 840-7000

 (Name, address, including ZIP code, and telephone number, including area code, of Agent for service)

                                   Copy to:

                             PAULA J. PETERS, ESQ.
               GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP
                     1900 AVENUE OF THE STARS, SUITE 2100
                        LOS ANGELES, CALIFORNIA  90067
                                (310) 553-3610

                 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                     SALE OF THE SECURITIES TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [   ]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

PROSPECTUS
                               FOUR MEDIA COMPANY
                         324,268 SHARES OF COMMON STOCK

     The shares offered hereby (the "Registrable Shares") consist of 324,268 shares of common stock, $.01 par value per share (the "Common Stock"), of Four Media Company ("4MC" or the "Company"), which are owned by the selling shareholders listed herein under "Selling Security Holders" (collectively, the "Selling Shareholders"). The Registrable Shares are being offered by the Selling Shareholders. See "Selling Security Holders." The Company shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Registrable Shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the Nasdaq Stock Market's National Market ("Nasdaq") and all printing fees Cincurred in connection herewith. The Company will not receive any of the proceeds from the sale of the Registrable Shares by the Selling Shareholders.

     The Selling Shareholders have not informed the Company of any specific plans for the distribution of the Registrable Shares covered by this Prospectus, but it is anticipated that the Registrable Shares will be sold from time to time primarily in transactions (which may include block transactions) on Nasdaq at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Shareholders and the brokers and dealers through whom sale of the Registrable Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

     On August 6, 1998, the last reported sale price of the Company's Common Stock on Nasdaq (where it trades under the symbol "FOUR") was $6.75 per share.

    SEE `RISK FACTORS' BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR CERTAIN
                INFORMATION RELATING TO THE SALE OF THE SHARES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
 ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

August 10, 1998

                             AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information
may also be obtained from the Web site that the Commission maintains at   The
Company's Common Stock is listed on Nasdaq and such materials may be inspected at the offices of Nasdaq, National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.
Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended August 3, 1997;

2. The Company's quarterly reports on Form 10-Q for the fiscal quarters ended November 2, 1997, January 31, 1998 and May 3, 1998;

3. The description of the Company's Common Stock contained in the Company's Report on Form 8-A, filed January 31, 1997; and

4. The Company's Current Reports on Form 8-K dated February 2, 1998 and May 4, 1998 (each as amended on Form 8-K/A).

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Registrable Shares, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in the Prospectus not including exhibits to the information that is incorporated by reference (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company's Secretary at the Company's principal offices located at 2813 W. Alameda Avenue, Burbank, California 90505. The telephone number is (818) 840-7000.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS."


                                  RISK FACTORS

     Prospective investors should carefully consider the risk factors set forth below, as well as the other information contained or incorporated by reference in this Prospectus, in evaluating an investment in the securities offered hereby. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus.

LOSS OF RELATIONSHIPS WITH KEY CUSTOMERS

     Revenue Concentration. A significant portion of the Company's revenues is derived from a small number of customers. The Company's ten largest customers accounted for 57.4% and 52.0% of total revenues in fiscal 1996 and 1997, respectively. In addition, 29.5% and 38.8% of the Company's revenues were generated by the six major domestic studios (Disney, Universal, Sony Pictures, Viacom/Paramount, Warner Bros./Turner and Twentieth Century Fox) in fiscal 1996 and 1997, respectively. Except for MTV Asia, TVN and a limited number of other customers, none of 4MC's customers has a long-term contractual relationship with the Company whereby the customer is obligated to purchase any specified level of services from the Company. Accordingly, there can be no assurance that revenues generated from these customers, individually or in the aggregate, will reach or exceed historical levels in any future period. Any substantial decrease in services provided to one or more of these customers would have a material adverse effect on the Company's results of operations and financial condition.

     Relationship with MTV Asia. MTV Asia, partially owned by Viacom Inc., accounted for 15% and 13% of the Company's consolidated revenues in fiscal 1996 and 1997, respectively. 4MC Asia provides broadcast services to MTV Asia under a contract which expires in April 2002 and provides for certain minimum performance standards including, among other things, maintenance by 4MC Asia of specified staffing levels and on-air reliability. MTV Asia has the right to terminate the contract at any time if, among other things, 4MC Asia fails to meet the performance standards or certain key employees cease to be employed by the Company. See "Risk Factors -- Dependence on Key Personnel." MTV Asia also has the right to terminate the contract any time after April 14, 2000 upon payment of specified amounts to 4MC Asia. Termination of the MTV Asia contact would have a material adverse effect on the Company's results of operations and financial condition. Further, there can be no assurance that the MTV Asia contract will be renewed upon expiration. Any such failure to renew could have a material adverse effect on the Company's business.

     Relationship with TVN. TVN, a pay-per-view service that provides movies, sporting events and concerts to satellite dish owners and certain cable systems, accounted for 7% and 4% of the Company's revenues during fiscal 1996 and 1997, respectively. The Company provides broadcast services to TVN under a contract which expires in January 1999. In August 1997, the Company and TVN entered into a letter agreement pursuant to which TVN agreed to pay $2,300,000 of outstanding accounts receivable on or prior to December 31, 1997 (which amount was timely paid) and to pay $4,436,337 of additional outstanding accounts receivable, with 10% interest thereon, in 60 equal monthly installments of $98,972.01 commencing March 31, 1998, with no principal or interest payments due from August 19, 1997
to March 30, 1998.   In addition, TVN and the Company agreed to negotiate in
good faith the terms of an expanded service contract in connection with TVN's recently-implemented digital technology. The Company agreed to these terms in view of: (i) the revenues historically collected by the Company from the TVN relationship; (ii) the prospect of new services based upon TVN's expansion; and
(iii) the complementary nature of TVN's requirements with the Company's anticipated conversion of its broadcast infrastructure from analog to digital technology. TVN is current with respect to its payment obligations under the August 1997 letter agreement. In addition, TVN has paid the Company $2,604,112 of the $5,050,000 billed by the Company for broadcast services rendered since August 4, 1997. The Company is currently negotiating with TVN the terms of an expanded service contract. There can be no assurance, however, that TVN will ultimately repay all outstanding amounts due to the Company, fulfill its obligations under the August 1997 letter agreement or reach agreement with the Company with respect to a new service contract.

     Minimum Performance Standards; Possible Termination of Contracts or Liquidated Damages. Most of the Company's customer contracts, including those with MTV Asia and TVN, contain provisions that require the Company to meet specified performance standards. Failure to meet specified performance standards could result in the termination of the contract and payment of liquidated damages, the amount of which depends on the nature and duration of the nonperformance.

     Conversion to In-House Operations. Many of the major studios and other customers of the Company have substantial capabilities to perform several or all of the services offered by the Company, and evaluate from time-to-time whether to perform those services in-house. For example, in 1995, The Disney Channel, a subsidiary of The Walt Disney Company, changed its operating strategy and moved its network origination and uplink operations in-house. The Disney Channel accounted for 6%, 4%, and 1% of the Company's revenues in fiscal 1994, 1995 and 1996, respectively. A decision by other major customers to move in-house services they currently purchase from the Company could have a material adverse effect on the Company's results of operations.


INCURRENCE OF SUBSTANTIAL INCREMENTAL COSTS AND CAPITAL EXPENDITURES PRIOR TO GENERATION OF REVENUES

     The Company incurs substantial incremental costs (primarily labor) and makes significant capital expenditures prior to generating revenues. For example, the Company has expanded its television services operations, which has increased labor and depreciation expense significantly, through the addition of new personnel at increased compensation levels and through the purchase of new equipment and the construction of infrastructure. The Company incurs such costs before the equipment and infrastructure generate revenues or achieve capacity utilization and before the new services gain market acceptance. The incurrence of incremental costs prior to the generation of revenues will have an immediate adverse effect on the Company's net income. In addition, the Company may elect to discontinue services that fail to generate sufficient levels of revenue and write off the net book value of the assets related to such services. Failure of the Company to generate anticipated levels of revenue or the write-off of assets would have an immediate and adverse effect on the Company's results of operations and financial condition.

RISK OF IMPLEMENTING NEW TECHNOLOGY; TECHNOLOGICAL OBSOLESCENCE

     A key growth strategy of the Company is to integrate new systems and equipment in its facilities and offer new services to customers. The Company may experience difficulties in deploying new technologies that could delay or prevent the successful introduction of new services. There can be no assurance that the deployment of new technology or introduction of new services by the Company will achieve market acceptance. Failure of the Company to implement new technology and develop new services successfully or the failure of new technology and services to achieve market acceptance could have a material adverse effect on the Company's results of operations.

     The systems and equipment utilized by the Company in providing certain services to customers are subject to rapid technological change and obsolescence, as well as evolving customer needs and industry standards. In addition, the Company's competitors may introduce services embodying new technology which could render the Company's existing services obsolete or unmarketable. The Company thus may be required to undertake significant capital expenditures to maintain its technological and competitive position in the industry. There can be no assurance that the Company will have sufficient capital or be able to obtain sufficient financing to fund such capital expenditures, or that subsequent technological change will not make acquired infrastructure obsolete before the Company recovers its investment.

DEPENDENCE ON KEY PERSONNEL

     The Company's future success depends in large part on the continued service of its executive officers, its key creative artists and skilled technicians, and other key personnel. A significant percentage of the Company's revenues can be attributed to services requiring highly compensated creative technicians. In some instances, certain of the Company's customers specify by name the personnel that are to work on their projects. Competition for highly qualified employees is intense and the process of locating key technical, creative and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. There can be no assurance that the Company will continue to attract, motivate and retain key personnel. Failure by the Company to retain and attract qualified key personnel could have a material adverse effect on the Company's business and results of operations.

     4MC Asia's contract with MTV Asia permits MTV Asia to terminate the contract if both Robert T. Walston, Chairman and Chief Executive Officer, and Gavin W, Schutz, Vice President and Chief Technology Officer, cease to be employed by the Company and replacements acceptable to MTV Asia are not found. Termination of this agreement would have a material adverse effect on the Company's results of operations and financial condition. The Company's bank line of credit similarly requires that all of Robert Walston, Gavin Schutz, Robert Bailey and John Donlon, or replacement officers acceptable to the lending banks, continue their full time employment by the Company.

RISKS OF ACQUISITION GROWTH STRATEGY

     Ability to Implement Strategy. An important element of the Company's growth strategy is the acquisition of complementary businesses which may enhance the Company's operations and profitability. Execution of its growth strategy requires the Company's existing management to, among other things: (i) identify acquisition candidates for sale at reasonable prices; (ii) obtain financing for acquisitions; (iii) consummate identified acquisitions; (iv) hire, train and assimilate new personnel; and (v) in some instances, invest substantial funds to enhance the capabilities of the acquired business. There can be no assurance that the Company will successfully identify, finance, consummate or assimilate acquisitions. Further, the Company's focus on acquisition opportunities could lessen the effectiveness of management with respect to existing operations, which could have a material adverse effect on the Company's results of operations. In addition, certain of the Company's competitors may seek to acquire some of the same types of companies that the Company seeks to acquire. Such competition for acquisitions may increase acquisition prices and related costs and result in fewer acquisition opportunities, which could have a material adverse effect on the Company's growth. The Company has entered into an agreement that provides for an exclusive negotiating period for a potential acquisition. The Company has not completed its due diligence with respect to such potential acquisition and there can be no assurance that the Company will be successful in consummating the transaction if it continues to pursue this opportunity.

     Potential Adverse Financial Impacts of Acquisitions. With respect to certain of the Company's past acquisitions, it generally has taken two years before the necessary balance sheet restructuring, consolidation with the Company's existing operations and/or repositioning of marketing strategies, personnel or equipment has been achieved and the acquisition has been successful from a financial and operational perspective. The Company expects that certain of its future acquisitions will take an equal or longer period of time to become successful, if they ever are successful. Accordingly, the Company expects that certain future acquisitions could have a material adverse effect on the business, results of operations and financial condition of the Company for a minimum period of two years. The Company expects that its future acquisitions often will involve the recording of a significant amount of goodwill and deferred charges on its balance sheet. In addition, the Company also might record deferred charges related to noncompetition agreements. Amortization of goodwill and deferred charges will reduce net income. The Company may issue equity securities to finance all or a portion of future acquisitions, which may have a dilutive effect on the Company's earnings and net tangible book value per share.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     The Company has experienced significant quarterly fluctuations in operating results and anticipates that these fluctuations will continue. These fluctuations have been caused by a number of factors, including: (i) with respect to the Company's studio division, seasonal and sometimes fluctuating demand for programming by international broadcasters and other content buyers, increased labor costs and uneven capacity utilization due to delays caused by factors outside the Company's control (for example, changes in customers' production key personnel; (ii) with respect to the Company's broadcast division, the expiration of month-to-month service contracts, the unpredictable use of the Company's facilities for the broadcast of news stories and special events, and the inability of the Company to remarket its unused transponder capacity consistently; (iii) with respect to the Company's television division, the unpredictability of television production schedules; and (iv) with respect to the Company's film division, the absorption by the Company of cost overruns in fixed price contracts and delays in meeting completion deadlines (for reasons other than the fault of the Company). The Company therefore believes that quarter-to-quarter comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

COMPETITION

     The Company experiences intense competition in each of its divisions. Although the Company believes no one competitor offers a comparable range of services, some of the Company's current and potential competitors, particularly those production companies that perform services in-house, have substantially greater financial, technical, creative, marketing and other resources than the Company. The Company's competitors may devote substantially greater resources to the development and marketing of new competitive services. The Company expects that competition will increase substantially as a result of industry consolidations and alliances, as well as the emergence of new competitors. Increased competition could result in price reductions, reduced profit margins or loss of market share, all of which would have a material adverse effect on the Company's results of operations.

DEPENDENCE ON ENTERTAINMENT INDUSTRY

     The Company's business is dependent on the success of the motion picture and television industries, which success in turn is highly dependent upon a number of factors, including the quality of content produced, the availability of alternative forms of entertainment and leisure activities, general economic conditions and international demand for content originated in the United States. The Company's business also is subject to downturns in the event of a strike by any creative or other personnel integral to the production of motion pictures or television programming.

RISKS ASSOCIATED WITH SINGAPORE OPERATIONS

     Foreign Exchange Rate Fluctuations. The Company provides certain of its broadcast services in Singapore through its Singapore subsidiary, 4MC Asia. Substantially all of 4MC Asia's transactions are denominated in Singapore dollars. Although 4MC Asia is not subject to foreign exchange transaction gains or losses, its financial statements are translated into United States dollars as part of the Company's consolidated financial reporting. Fluctuations in the exchange rate therefore will affect the Company's consolidated balance sheets and may, upon repatriation of funds from 4MC Asia to the Company and payment of related income taxes, affect the Company's net income. Until recently, the Singapore dollar has been stable relative to the United States dollar. However, between June 1997 and June 1998, the Singapore dollar lost approximately 20% of its value relative to the United States dollar. There can be no assurance that the Company will not experience material losses as a result of changes in the relative value of the Singapore dollar as compared to the United States dollar. The Company currently does not engage in any hedging activities to mitigate its exchange rate risk. In the event the Company engages in hedging activities in the future, there can be no assurance that the Company will not experience losses as a result of such hedging activities.

     Foreign Country Operating Risks. In addition to exchange rate risks, the Company's Singapore operations are subject to a number of risks inherent in international operations, including unexpected changes in regulatory requirements, the costs and burdens of complying with a variety of complex foreign laws, tariffs and other trade barriers, and political and economic instability. There can be no assurance that the foregoing factors will not have a material adverse effect on the Company's future results of operations.

     Loss of Tax Exemption. In 1995, the government of the Republic of Singapore granted 4MC Asia a seven-year tax exemption as a "pioneer status" company. The tax exemption is conditioned upon 4MC Asia meeting certain investment and expenditure requirements. Although the Company has met these requirements, the Republic of Singapore retains the right to review certain expenditures. The termination or expiration of the tax exemption would have a material adverse effect on the Company's results of operations. The Company is subject to taxation in the United States to the extent that 4MC Asia's income (in excess of intercompany debt) is repatriated from Singapore, less applicable taxes paid in Singapore, if any.

CONCENTRATION OF OWNERSHIP

     Robert T. Walston, Chairman and Chief Executive Officer, beneficially owns approximately 15% of the outstanding shares of Common Stock, and the present executive officers and directors of the Company and their affiliates, as a group, beneficially own approximately 49% of the outstanding shares of Common Stock. Accordingly, these stockholders have the ability to control or significantly influence all matters requiring approval by the stockholders of the Company, including the election of directors and approval of significant corporate transactions. Such a level of ownership may have the effect of delaying, deferring or preventing a change in the control of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. As of July 1, 1998, the Company had 9,876,770 shares of Common Stock outstanding. Of these shares, 5,000,000 shares of Common Stock are freely tradable without restriction or further registration under the

Securities Act. The remaining 4,876,770 shares of Common Stock outstanding are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Rule 144"). The restricted securities include the Registrable Shares and 4,552,502 shares of Common Stock owned by officers, directors and affiliates of the Company. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act and lock-up agreements executed by all of the officers and directors of the Company under which the officers and directors (other than Messrs. Kirtman and Topor in respect of Common Stock pursuant to a distribution from the principal stockholder) have agreed not to sell or otherwise dispose of any of their shares prior to February 7, 2000, without the prior written consent of Furman Selz LLC. Furman Selz LLC may, however, in its sole discretion and at any time without notice, release all or any portion of the shares subject to lock-up agreements. As a result of the lock-up agreements described above and the provisions of Rules 144(k), 144 and 701, the restricted shares will be available for sale in the public market as follows: (i) the 3,119,627 shares owned by the principal stockholders are currently eligible for sale, subject to the limitations imposed by Rule 144; and (ii) 1,432,875 shares will be eligible for sale February 7, 2000, upon expiration of lock-up agreements.

     In addition to the outstanding shares of Common Stock, the Company has the obligation to issue shares of Common Stock upon the exercise of options and upon the conversion of Preferred Stock. The Company has granted options to purchase a total of 2,080,000 shares, of which options to purchase 568,333 shares are presently exercisable. Presently exercisable options to purchase a total of 513,333 shares are held by officers and directors of the Company and shares acquired upon the exercise of those options would be subject to the lock-up arrangements described above. All of the shares of Common Stock subject to options have been registered under the Securities Act.

     In February 1998 the Company issued 150,000 shares of Preferred Stock in a private placement. The Preferred Stock is convertible, at the option of the holders thereof, into 1,500,000 shares of Common Stock. The holders have the right to demand registration of the shares of Common Stock underlying the Preferred Stock under certain circumstances, as well as the right to participate in certain registrations initiated by the Company or by other Stockholders. The holders of the Preferred Stock have waived their right to registration of the Common Stock subject to their conversion rights in connection with this offering.

RISK OF LOSS FROM EARTHQUAKES, FIRE OR OTHER CATASTROPHIC EVENTS

     The Company is subject to the risk of loss arising from earthquakes, fires and other catastrophic events due to the concentration of its business activities and operations in specific structures. The structures housing the Company's business activities consist of commercial office buildings subject to vibration and movement that, in such a catastrophic event, could cause the dislocation of various pieces of equipment, potentially creating downtime in the Company's operations. The Company's operations, other than its Singapore operations, are located in Southern California which may expose the Company to greater risk from earthquakes and fires. For example, the Northridge, California earthquake in January 1994 damaged certain of the

Company's facilities and equipment and temporarily interrupted the Company's operations. Because of the large amount of specialized equipment combined with customized listening and viewing environments, the Company's operations cannot temporarily be relocated to mitigate the occurrence of a catastrophic event. The Company also may be unable to broadcast signals for an extended period of time. Consequently, the Company carries insurance for property loss and business interruption resulting from such events, subject to deductibles. Although the Company believes that it possesses adequate insurance coverage for damage to its property and the disruption of its business from earthquakes, fire and other casualties, there can be no assurance that such insurance would be sufficient to cover all of the Company's potential losses or that it will continue to be available at rates acceptable to the Company, if at all.

RENEWAL OF FCC LICENSES

     Pursuant to the Communications Act of 1934, as amended (the "Communications Act"), transmissions from the Company's domestic broadcast division's earth station to satellites must be made pursuant to license granted by the Federal Communications Commission ("FCC"). Catalina Transmission Corp. ("Catalina"), a wholly owned subsidiary of the Company, holds three licenses for satellite earth stations. The three licenses (two for fixed earth stations and one for a transportable earth station) were granted for a period of ten years with one expiring in 2001, one expiring in 2004 and one expiring in 2007. While the FCC generally renews licenses for satellite earth stations routinely, there can be no assurance that the Company's licenses will be renewed at their expiration dates, and failure to obtain such renewal could have a material adverse effect on the Company.

ANTI-TAKEOVER PROVISIONS; POSSIBLE ISSUANCE OF PREFERRED STOCK

     Certain provisions of the Company's Certificate of Incorporation and By-Laws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer, proxy contest or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by such stockholder. In addition, the Board of Directors, without further stockholder approval, may issue additional preferred stock that could have the effect of delaying, deterring or preventing a change in control of the Company. The issuance of additional preferred stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. The Company has no present plans to issue any additional preferred stock.

YEAR 2000 COMPLIANCE

     Substantially all of the Company's software and computer systems are Year 2000 compliant. Software and computer systems not currently Year 2000 compliant will be upgraded to Year 2000 compliant condition in fiscal 1998 under existing maintenance agreements. The

Company has not yet determined, but will attempt to the extent practicable to determine, if any significant Year 2000 risks exist in the operations of its key business partners that may be material to the Company.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act concerning the Company's future operations, economic performances and financial condition, including such things as business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations and references to future success. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, in addition to the risk factors discussed above, including a global economic slowdown in the entertainment industry, difficulties and unanticipated expense of assimilating newly-acquired businesses, technological shifts away from the Company's technologies and core competencies, unforeseen interruptions to the Company's business with its largest customers resulting from, but not limited to, strikes, financial instabilities, unexpected government policies and regulations affecting the Company or its significant customers, the effects of extreme changes in monetary and fiscal policies in the U.S. and abroad, including extreme currency fluctuations and unforeseen inflationary pressures, drastic and unforeseen price pressures on the Company's services or significant cost increases that cannot be recovered through price increases or productivity improvements, significant changes in interest rates and the availability of financing for the Company, any difficulties in obtaining or retaining the management or other human resource competencies that the Company needs to achieve its business objectives, and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Registrable Shares by the Selling Stockholders.

                            SELLING SECURITY HOLDERS

     The following table sets forth the name of each Selling Stockholder and:
(i) the number of shares owned by each Selling Stockholder as of July 1, 1998;
(ii) the number of shares being offered for sale by each Selling Stockholder under this Prospectus; and (iii) the number of shares owned by each Selling Stockholder after the offering.


      NAME OF SELLING            NUMBER OF SHARES      NUMBER OF SHARES BEING     NUMBER OF SHARES
       SECURITYHOLDER            OWNED BEFORE THE         OFFERED FOR SALE         OWNED AFTER THE
                                     OFFERING                                         OFFERING
Michael Flanagan                      143,363                  143,363                    *
Thomas Flanagan                        36,438                   36,438                    *
Michael Herbert                        10,460                   10,460                    *
Greg Howard                           129,091                  129,091                    *
Richard Andrew Webb                     4,916                    4,916                    *

_____________
* Because the Selling Stockholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock they presently hold, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholders upon termination of any such sales. In addition, the Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Common Stock since the date on which they provided the information regarding their Common Stock, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Only Selling Stockholders identified above who beneficially own the Common Stock set forth opposite each such Selling Stockholder's name in the foregoing table on the effective date of the Registration Statement may sell such Common Stock pursuant to this Prospectus. The Company may from time to time include additional Selling Stockholders in supplements to this Prospectus.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may from time to time sell all or a portion of the Shares in transactions on Nasdaq, in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly or through underwriters or broker-dealers. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders may pay underwriting discounts or brokerage commissions and charges. The methods by which the Shares may be sold include: (i) a block trade in which the broker or dealer so involved will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (iii) exchange distributions and/or secondary distributions in accordance with the rules of Nasdaq; (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (v) privately negotiated transactions.

     The Company will pay the costs and expenses incident to its registration and qualification of the Shares offered hereby, including registration and filing fees. In addition, the Company has agreed to indemnify the Selling Stockholders in certain circumstances, against certain liabilities. Each Selling Stockholder has agreed to indemnify the Company and its directors, officers, employees and agents against certain liabilities.

     Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 or Rule 144A may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus. There can be no assurance that any Selling Stockholder will sell any or all of the Shares described herein, and any Selling Stockholder may transfer, devise or gift such securities by other means not described herein.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Common Stock offered hereby will be passed upon for the Company by Greenberg Glusker Fields Claman & Machtinger LLP, Los Angeles, California.

                                    EXPERTS

     The consolidated balance sheets as of August 3, 1997 and August 4, 1996 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended August 3, 1997, August 4, 1996 and July 30, 1995 and the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended August 3, 1997, incorporated herein by reference, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined balance sheets of Visualize (d/b/a Pacific Ocean Post) and Affiliate, as of October 31, 1997 and December 31, 1996, and the related combined statements of operations, shareholders equity and cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996 incorporated herein by reference to the Company's Current Report on Form 8-K dated February 2, 1998, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined balance sheets of Video Symphony, Inc. and Affiliate as of December 31, 1997, 1996 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended incorporated herein by reference to the Company's Current Report on Form 8-K dated May 4, 1998 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts on accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. With respect to present or former directors and officers, indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Bylaws (the "Bylaws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by the DGCL. Under the Bylaws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors' and officers' liability insurance.

     The Company has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides for, among other things: (i) indemnification against any and all expenses, liabilities and losses (including attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under any applicable law; and (ii) prompt advancement of expenses to any indemnified party in connection with his or her defense against any claim.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATIONS

                    TABLE OF CONTENTS
                    -----------------
                                                      PAGE
                                                      ----
Available Information................................  4
Incorporation Of Certain Information By..............                  324,268 SHARES
Reference............................................  4             FOUR MEDIA COMPANY
Cautionary Statement Regarding Forward-Looking
  Statements.........................................  5
Risk Factors.........................................  5                COMMON STOCK
Forward-Looking Statements........................... 14
Use Of Proceeds...................................... 14
Selling Security Holders............................. 15                 PROSPECTUS
Plan Of Distribution................................. 15                August 10, 1998
Legal Matters........................................ 16
Experts.............................................. 16
Indemnification Of Directors And Officers............ 17

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 10th day of August, 1998.

                              FOUR MEDIA COMPANY

                              By:  /s/ Robert T. Walston
                                   ---------------------
                                   Robert T. Walston
                                   Chairman of the Board and
                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Name                                    Title                                Date
           ----                                    -----                                ----
/s/ Robert T. Walston                    Chairman of the Board and                  August 10, 1998
--------------------------                Chief Executive Officer
Robert T. Walston                      (principal executive officer)

/s/ Alan S. Unger                Vice President and Chief Financial Officer         August 10, 1998
--------------------------      (principal financial and accounting officer)
Alan S. Unger


--------------------------                        Director                          August 10, 1998
William Amon*


--------------------------                        Director                          August 10, 1998
Robert Bailey*


--------------------------                        Director                          August 10, 1998
Paul Bricault*


--------------------------                        Director                          August 10, 1998
John H. Donlon*


--------------------------                        Director                          August 10, 1998
Edward Kirtman*


--------------------------                        Director                          August 10, 1998
Gavin W. Schutz*


--------------------------                        Director                          August 10, 1998
Shimon Topor*


--------------------------                        Director                          August 10, 1998
Thomas Wertheimer*

* By  /s/ Robert T. Walston
      ---------------------
      Robert T. Walston
      Attorney-in-Fact